Exhibit 23

The Cortland Savings and Banking Company 401(k) Plan

EXHIBIT NO. 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-52831 on Form S-8 of The Cortland Savings and Banking Company 401(k) Plan of our report dated June 21, 2016, relating to the financial statements and supplemental schedule of The Cortland Savings and Banking Company 401(k) Plan, which appears in this Annual Report on Form 11-K of The Cortland Savings and Banking Company 401(k) Plan for the year ended December 31, 2015.

/s/ S.R. SNODGRASS, P.C.

Wexford, Pennsylvania
June 21, 2016